Exhibit 10.1

AMENDMENT NO. 3 TO
LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 8th day of August, 2013, by and between OVERLAND STORAGE, INC., a California corporation (“Borrower”) and SILICON VALLEY BANK (“Bank”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).
Recitals
A.    Borrower and Bank have entered into that certain Loan and Security Agreement dated as of August 9, 2011 (as may be amended, restated, or otherwise modified, the “Loan Agreement”), pursuant to which the Bank has extended and will make available to Borrower certain advances of money.
B.    Borrower desires that Bank amend the Loan Agreement upon the terms and conditions more fully set forth herein. Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Amendment, Bank is willing to so amend the Loan Agreement.
agreement
NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:
1.    Amendments to Loan Agreement.
1.1    Section 2.1.2 (Letters of Credit Sublimit). Section 2.1.2 of the Loan Agreement is amended and restated in its entirety, as follows:
“2.1.2    Reserved.”
1.2    Section 2.1.3 (Foreign Exchange Sublimit). Section 2.1.3 of the Loan Agreement is amended and restated in its entirety, as follows:
“2.1.3    Reserved.”
1.3    Section 2.1.4 (Cash Management Services Sublimit). Section 2.1.4 of the Loan Agreement is amended and restated in its entirety, as follows:
“2.1.4    Bank Services. Borrower may use, and Bank will provide, subject to (i) satisfaction of the conditions precedent (A) herein and (B) in the applicable Bank Services Agreement and (ii) the execution of such further documentation in connection therewith as Bank may reasonably request, Bank Services in an aggregate amount not to exceed Seven Hundred Fifty Thousand Dollars ($750,000.00). Any amounts due and owing to Bank in respect of Bank Services will accrue interest at an interest rate not to exceed the interest rate applicable to Advances.”

1.4    Section 2.2 (Overadvances). Section 2.2 of the Loan Agreement is amended and restated in its entirety, as follows:
“2.2    Overadvances. If, at any time, the outstanding principal amount of any Advances exceeds the lesser of either the Revolving Line or the Borrowing Base (such excess being an “Overadvance”), Borrower shall immediately pay to Bank in cash such Overadvance. Without limiting Borrower’s obligation to repay Bank any amount of the Overadvance, Borrower agrees to pay Bank interest on the outstanding amount of any Overadvance, on demand, at the Default Rate.”
1.5    Section 2.4(a) (Fees). Section 2.4(a) of the Loan Agreement is amended and restated in its entirety, as follows:
“(a)    Commitment Fee. A fully earned, non‑refundable commitment fee of Twenty-Two Thousand Five Hundred ($22,500.00), on the Third Amendment Effective Date, and on the first anniversary of the Third Amendment Effective Date;”
1.6    Section 2.4(b) (Fees). Section 2.4(b) of the Loan Agreement is amended and restated in its entirety, as follows:
“(b)    Reserved.”
1.7    Section 2.4(c) (Fees). Section 2.4(c) of the Loan Agreement is amended and restated in its entirety, as follows:
“(c)    Unused Revolving Line Facility Fee. A fee (the “Unused Revolving Line Facility Fee”), payable monthly, in arrears, on a calendar year basis, in an amount equal to one quarter of one percent (0.25%) per annum of the average unused portion of the Revolving Line, as determined by Bank in its reasonable good faith business judgment. The unused portion of the Revolving Line, for purposes of this calculation, shall equal the difference between (x) the Revolving Line amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balance of the Revolving Line outstanding. Borrower shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by Bank pursuant to this Section notwithstanding any termination of the Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder;”
1.8    Section 2.4(d) (Fees). Section 2.4(d) of the Loan Agreement is amended by deleting the “.” at the end of the section and replacing it with “; and”.
1.9    Section 2.4(e) (Fees). A new Section 2.4(e) is hereby added to the Loan Agreement, as follows:

“(e)    Collateral Handling Fee. A fee of One Thousand Dollars ($1,000.00) (the “Collateral Handling Fee”), payable on the last Business Day of each month in which a Net Cash Event has occurred or is continuing.”
1.10    Section 3.5 (Procedures for Borrowing). Section 3.5 of the Loan Agreement is amended and restated in its entirety, as follows:
“3.5    Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 p.m. Pacific time on the Funding Date of the Advance. Together with such notification Borrower must promptly deliver to Bank, by electronic mail or facsimile, one of the following executed by a Responsible Officer or his or her designee: (a) if a Net Cash Event has occurred and is continuing, a completed Transaction Report, and (b) if a Net Cash Event does not exist, an Advance Request Form in the form of Exhibit D attached hereto. Bank shall credit Advances to the Designated Deposit Account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee.”
1.11    Section 4.1 (Grant of Security Interest). Section 4.1 of the Loan Agreement is amended and restated in its entirety, as follows:
“4.1    Grant of Security Interest. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. The Collateral shall include all proceeds of all Intellectual Property (whether acquired upon the sale, lease, license, exchange or other disposition of such Intellectual Property) and all other rights arising out of Intellectual Property.
Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank. Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Permitted Liens that may have superior priority to Bank’s Lien in this Agreement).
Borrower agrees that, unless otherwise agreed in a writing signed by Bank and Borrower, (a) the security interest granted herein by Borrower shall survive the termination of this Agreement and shall terminate only upon the termination of all Bank Services Agreements, and (b) if, on the effective date of the termination of this Agreement, there are any outstanding Letters of Credit, then on such date Borrower shall provide to Bank cash collateral in an amount equal to (i) 105% if the letter of credit is denominated in Dollars or (ii) 110% of the Dollar Equivalent if the letter of credit is denominated in Foreign Currency, of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to such Letters of Credit.”
1.12    Section 6.9 (Financial Covenants). Section 6.9 of the Loan Agreement is amended and restated in its entirety, as follows:

“Maintain at all times, to be tested as of the last day of each month, unless otherwise noted, on a consolidated basis with respect to Borrower and its Subsidiaries:
(a)    Liquidity Coverage Ratio. A ratio of (A) unrestricted cash and Cash Equivalents with Bank or Bank’s Affiliates plus net Eligible Accounts to (B) the aggregate of (i) the Dollar Equivalent amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus (ii) the outstanding principal balance of any Advances of not less than 1.75:1.00.”
1.13    Section 9.1(c) (Rights and Remedies). Section 9.1(c) of the Loan Agreement is amended and restated in its entirety, as follows:
“(c)    for any Letters of Credit, demand that Borrower (i) deposit cash with Bank in an amount equal to (a) 105% if the letter of credit is denominated in Dollars or (b) 110% of the Dollar Equivalent if the letter of credit is denominated in Foreign Currency, of the face amount of all such Letters of Credit remaining undrawn (plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment)), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;”
1.14    Section 12.9 (Survival). Section 12.9 of the Loan Agreement is amended and restated in its entirety, as follows:
“12.9    Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. The grant of security interest by Borrower in Section 4.1 shall survive until the termination of all Bank Services Agreements. The obligation of Borrower in Section 12.3 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.”
1.15    Section 13.1 (Definitions). Subsection (e) of the definition of “Eligible Accounts” in Section 13.1 of the Loan Agreement is amended and restated in its entirety, as follows:
“(e)    Accounts owing from an Account Debtor which does not have its principal place of business in the United States unless (A) such Accounts are listed on Schedule A attached hereto, and (B) such Accounts in the aggregate do not exceed Five Million Dollars ($5,000,000.00);”
1.16    Section 13.1 (Definitions). The following definitions in Section 13.1 of the Loan Agreement are hereby deleted in their entirety:
“FX Business Day”
“FX Reduction Amount”
“FX Reserve”

“Letter of Credit Reserve”
“Letter of Credit Application”
“Non-Formula Amount”
“Settlement Date”
1.17    Section 13.1 (Definitions). Each of the following definitions is hereby: (a) to the extent already defined in Section 13.1 of the Loan Agreement, amended and restated in its entirety as follows, and (b) to the extent not already defined in Section 13.1 of the Loan Agreement, added to Section 13.1 of the Loan Agreement in its appropriate alphabetical order as follows:
““Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base, minus (b) the outstanding principal balance of any Advances.”
““Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, Cash Management Services, interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).”
““Cash Management Services” are cash management services, which may include merchant services, direct deposit of payroll, business credit cards and check cashing services identified in Bank’s various management services agreement.”
““Credit Extension” is any Advance or any other extension of credit by Bank for Borrower’s benefit.”
““Collateral Handling Fee” is defined in Section 2.4.”
““FX Forward Contract” is any foreign exchange contract by and between Borrower and Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency on a specified date.”
““Letter of Credit” is a standby letter of credit issued by Bank or another institution upon request of Borrower based upon an application, guarantee, indemnity or similar agreement.”
““Loan Documents” are, collectively, this Agreement, the Perfection Certificate, any Bank Services Agreements, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement between Borrower any Guarantor and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.”
““Net Cash” is (A) unrestricted cash and Cash Equivalents with Bank or Bank’s Affiliates plus net Eligible Accounts less (B) the aggregate of (i) the Dollar Equivalent amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) (excluding, however, any Letters of Credit to the extent cash collateralized) plus (ii) the outstanding principal balance of any Advances.”

““Net Cash Event” means any time that the Borrower’s Net Cash is less than Five Hundred Thousand Dollars ($500,000.00).”
““Prime Rate Margin” is the basis points set forth below applicable to Borrower as determined by Borrower’s Net Cash:

Net Cash	Prime Rate Margin
Greater than $500,000.00	100 basis points
Less than or equal to $500,000.00	125 basis points”
““Ratio Event” is hereby deleted and replaced by the phrase “Net Cash Event” each time it appears in the following sections of the Loan Agreement: Section 5.3(a) (Accounts Receivable); Section 6.2(a) (Financial Statements, Reports, Certificates); Section 6.2(b) (Financial Statements, Reports, Certificates); and Section 6.3(c) (Accounts Receivable).”
““Revolving Line Maturity Date” is August 7, 2015.”
““Third Amendment Effective Date” is August 8, 2013.”
1.18    Schedule A (List of Eligible Foreign Accounts). Schedule A attached to this Amendment is hereby added to the Loan Agreement as Schedule A thereto.
1.19    Exhibit B (Form of Compliance Certificate). Exhibit B to the Loan Agreement is hereby amended in its entirety by deleting it and replacing it with Exhibit A attached to this Amendment.
1.20    Exhibit D (Advance Request Form). Exhibit D to the Loan Agreement is hereby amended in its entirety by deleting it and replacing it with Exhibit B attached to this Amendment.
2.    Limitation. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a forbearance, waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; (b) to be a consent to any future amendment or modification, forbearance or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof; or (c) to limit or impair Bank’s right to demand strict performance of all terms and covenants as of any date. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.
3.    Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
3.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true, accurate and complete in all material respects as of such date), and (b) no Event of Default has occurred and is continuing;

3.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
3.3    The organizational documents of Borrower delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
3.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
3.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
3.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made or except for any filing, recording, or registration required by the Securities Exchange Act of 1934; and
3.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
4.    Effectiveness. This Amendment shall become effective upon the satisfaction of all the following conditions precedent:
4.1    Amendment. Borrower and Bank shall have duly executed and delivered this Amendment to Bank;
4.2    Commitment Fee. Borrower shall have paid to Bank a fully earned, non‑refundable commitment fee of Twenty-Two Thousand Five Hundred ($22,500.00); and
4.3    Payment of Bank Expenses. Borrower shall have paid all Bank Expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred through the date of this Amendment.
5.    Counterparts. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.
6.    Integration. This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrower shall remain in full force and effect.
7.    Governing Law; Venue. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

Borrower:	OVERLAND STORAGE, INC.
a California corporation
By:    /s/ Kurt Kalbfleisch
Printed Name:    Kurt Kalbfleisch
Title:     SVP & CFO
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

Bank:	SILICON VALLEY BANK

By: /s/Ryan Edwards
Printed Name: Ryan Edwards
Title: VP

SCHEDULE A
List of Eligible Foreign Accounts

1.	ADN Distribution GmbH ($200,000 credit limit)

2.	ArrowECS

3.	Avnet

4.	BE-IP France

5.	Bull SA Establissement D'Angers

6.	Bull SA Global Logistics

7.	CMS Peripherals LTD

8.	Datastore AG

9.	Drive Control Corporation

10.	Eld Datentechnik GmbH

11.	Fujitsu

12.	Hammer PLC

13.	HP

14.	Infodip

15.	Ingram Micro, S.L. Spain

16.	Memodis

17.	Stordata

18.	Systex Corporation

19.	Tech Data

20.	TimAG

21.	Westcon Group

22.	Zycko UK ($200,000 credit limit)

EXHIBIT A
Form of Compliance Certificate
TO:    SILICON VALLEY BANK                        Date:

FROM: OVERLAND STORAGE, INC.
The undersigned authorized officer of Overland Storage, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended from time to time, the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

[Remainder of Page Left Intentionally Blank]

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Transaction Report	Monthly (Weekly after a Net Cash Event)	Yes No
A/R and A/P Agings	Monthly within 15 days (Weekly within 5 days after a Net Cash Event)	Yes No
Monthly Oppenheimer Account Statement	Monthly within 30 days	Yes No
Monthly Financial Statements	Monthly within 30 days	Yes No
Compliance Certificate
Monthly within 30 days,
Quarterly with Form 10-Q, but not later than 50 days after each fiscal quarter end, as applicable,
Annually with Form 10-K, but not later than 90 days after each fiscal year end, as applicable,
Yes No
Quarterly cash holding report	Quarterly within 30 days after the end of each fiscal quarter	Yes No
Quarterly Financial Statements	Quarterly within 50 days after the end of each fiscal quarter	Yes No
Annual Financial Statements	FYE within 90 days	Yes No
Forms 10-Q, 10-K and 8-K	Within 5 days after filing with SEC, but in the case of the 10-K report, not later than 90 days after FYE	Yes No
Annual operating budgets and projections approved by Board of Directors	Within 50 days after FYE	Yes No
Field Exams	Semi-Annually or as conditions warrant	Yes No
Material change in composition of Intellectual Property, registration of new Intellectual Property, or event that materially or adversely affect value of Intellectual Property		Yes No
Pending or threatened legal action that could result in damages, individually or in the aggregate, of $100,000.00		Yes No

[Remainder of Page Left Intentionally Blank]

Net Cash	Actual

A. Liquidity
1. Unrestricted cash and Cash Equivalents	$__________
2. Net Eligible Accounts	$__________
3. Total Liquidity (sum 1 and 2)	$__________

B. Outstandings
1. Dollar Equivalent of Letters of Credit (including drawn but unreimbursed L/Cs, but excluding, any L/Cs to the extent cash collateralized)	$__________
2. Outstanding principal balance of Advances	$__________
3. Total Outstandings (sum of 1 and 2)	$__________

C. Net Cash
1. Total Liquidity (A.3)	$__________
2. Total Outstandings (B.3)	$__________
3. Actual Net Cash (C.1 minus C.2)	$__________

Pricing - Net Cash Event	Complies
Net Cash Event if Net Cash less than or equal to $500,000.00
Prime + 100 basis points if the Net Cash is greater than $500,000.00	Yes No
Prime + 125 basis points if the Net Cash is less than or equal to $500,000.00	Yes No

Financial Covenant	Minimum Required	Complies

Liquidity Coverage Ratio	1.75 to 1.00	Yes No

Permitted Operating Account	Actual	Complies

No more than $250,000 in Oppenheimer Account # G58-1409997		Yes No*
*If no, a Control Agreement must be provided.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)
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OVERLAND STORAGE, INC. By:___________________________ Name: Title:
BANK USE ONLY
Received by: _____________________
authorized signer
Date: _________________________
Verified: ________________________
authorized signer
Date: _________________________
Compliance Status:Yes No

EXHIBIT B
Form of Advance Request Form

Net Cash	Actual

A. Liquidity
1. Unrestricted cash and Cash Equivalents	$____________
2. Net Eligible Accounts	$____________
3. Total Liquidity (sum 1 and 2)	$____________

B. Outstandings
1. Dollar Equivalent of Letters of Credit (including drawn but unreimbursed L/Cs, but excluding, any L/Cs to the extent cash collateralized)	$____________
2. Outstanding principal balance of Advances	$____________
3. Total Outstandings (sum of 1 and 2)	$____________

C. Net Cash
1. Total Liquidity (A.3)	$____________
2. Total Outstandings (B.3)	$____________
3. Actual Net Cash (C.1 minus C.2)	$____________

OVERLAND STORAGE, INC. By:___________________________ Name: Title:
BANK USE ONLY
Received by: _____________________
authorized signer
Date: _________________________
Verified: ________________________
authorized signer
Date: _________________________
Compliance Status:Yes No